CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report  (Date of Earliest Event Reported): February 2, 2011
Radient Pharmaceuticals Corporation
 (Exact name of registrant as specified in its charter)

Delaware	001-16695	33-0413161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2492 Walnut Avenue, Suite 100, Tustin, California, 92780-7039
 (Address of principal executive offices (zip code))

714-505-4461
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 1: Registrants Business and Operations

Item 1.01: Entry into a Material Definitive Agreement
Item 3.02: Unregistered Sale of Equity Securities

On February 2, 2011, a deconsolidated subsidiary of ours, Jade Pharmaceuticals Inc. (“JPI”), a China based pharmaceutical company closed a $900,000 financing.  In connection with the closing of the transactions, JPI issued Convertible Debentures to six accredited investors’ in the aggregate principal amount of $900,000 (the “Debentures”).    The Debentures shall be convertible into securities to be sold in a subsequent financing (the “Conversion Securities”) at a 50% discount to the price at which such Conversion Securities are sold.  The Debentures shall be automatically converted into Conversion Securities at the earlier of (i) one (1) year after the closing of this bridge financing, or (ii) the effectiveness of a registration statement filed by JPI in connection with the registration of the Conversion Securities.   However, in the event that the JPI does not complete a reverse merger or other event which results in its stock becoming publicly traded on a U.S. equity market  within one (1) year after the closing of this Offering (the “Going Public Deadline”), then the Debentures shall be exchanged for common shares of our company at a conversion price of $0.28 per share (the “RPC Conversion Price”) unless a majority of the holders of the Debentures consent in writing to an extension of the Going Public Deadline; provided, however, that the Going Public Deadline shall not be extended for more than six months in total.  The RPC Conversion Price shall be subject to full ratchet anti-dilution protection.  Interest on the debentures shall accrue at a rate of 10% per year each holder’s investment amount.  A copy of the Debenture is filed herewith as Exhibit 10.1.

In connection with this financing, JPI paid placement agent fees, cash compensation in the amount of approximately $117,000, as well as warrants to purchase common stock of JPI equal to 8% of the aggregate number of equity related securities issued in the Bridge Financing in connection with proceeds raised by the placement agent including but not limited to securities issued or issuable through exercise of a convertible instrument and/or exercisable warrants.

The private financing described herein was made pursuant to the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.  The debentures have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The description of the transactions contemplated by the agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the exhibits filed herewith and incorporated herein by reference.

The foregoing information has been disclosed herein as it is material to the private equity financing and should not be construed as an offer to sell or solicitation of an offer to buy our securities.

Item 7.01 Regulation FD Disclosure.

On February 3, 2011, we issued a press release announcing the closing of the private financing.  A copy of the press release containing such announcement is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

10.1	Form of Convertible Debenture

99.1	Press Release dated February 2, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIENT PHARMACEUTICALS CORPORATION

By:	/s/ Douglas MacLellan
Douglas MacLellan
Title: CEO

Dated: February 2, 2011